Exhibit 10.1

SECOND amendment to AMENDED AND RESTATED credit agreement

This Second Amendment to Amended and Restated Credit Agreement (this “Amendment”), dated as of February 28, 2014, is entered into by and between Green plains holdings ii llc, a Delaware limited liability company (the “Borrower”), and COBANK, ACB, a federally chartered instrumentality of the United States, in its capacity as Administrative Agent (as defined in the Credit Agreement described below).

Recitals

The Borrower, the Lenders and the Administrative Agent are parties to an Amended and Restated Credit Agreement dated as of February 9, 2012 (as amended, supplemented or otherwise modified through the date hereof, the “Credit Agreement”).

The Borrower has requested that the Administrative Agent and the Lenders agree to certain amendments to the Credit Agreement, and the Administrative Agent and the Lenders are willing to grant such request on the terms and subject to the conditions contained in this Amendment.

Accordingly, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Definitions.  Capitalized terms defined in the Credit Agreement and not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

Section 2. Amendments to the Credit Agreement.  The Credit Agreement is hereby amended as follows:

(a) Amendment to Section 1.1 of the Credit Agreement (Definitions).  Section 1.1 of the Credit Agreement is amended by adding or amending and restating, as the case may be, the following definitions:

“Aggregate Term C  Commitment Amount” is the amount so specified in Exhibit D hereto, constituting the sum of the Term C  Commitments of the Term C  Lenders.

“Commitment” means, with respect to any Lender, such Lender’s Term A Commitment, Term B Commitment, Term C Commitment or Revolving Term Commitment, as the context requires.

“Commitment Amount” means the Aggregate Term A Commitment Amount, the Aggregate Term B Commitment Amount, the Aggregate Term C Commitment Amount or the Aggregate Revolving Term Commitment Amount, as the context requires.

“Credit Exposure”  means, with respect to any Facility and any Lender at any time, such Lender’s Revolving Term Exposure, Term A Exposure, Term B Exposure or Term C Exposure, or the aggregate of all of the foregoing, as the case may be.

“Credit Extension” means the making of any Advance,  the conversion to or continuation of any LIBOR Loan or any Quoted Rate Loan or the issuance of any Letter of Credit.

“Default Rate” has the meaning specified in Section 2.8(e).

“Facility”  means the Revolving Term Facility, the Term A  Facility, the Term B  Facility or the Term C Facility, as the context requires.

“Financial Covenants”  means the covenants contained in Sections 5.10, 5.11 and 5.12.

“Interest Payment Date” means: (a) with respect to each LIBOR Loan, the last day of the Interest Period applicable thereto  (and, if such Interest Period is longer than three months, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period); (b) with respect to each Base Rate Loan, the 20th day of each calendar month; (c) with respect to each Quoted Rate Loan, the 20th day of each calendar month and the last day of the Quoted Rate Period applicable thereto; (d) with respect to each MetLife Fixed Rate Loan, the 1st day of each calendar month; and (e) with respect to each Loan, the Maturity Date with respect thereto.

“Interest Period” means, relative to any LIBOR Loan, the period beginning on (and including) the date on which such LIBOR Loan is made, or continued as, or converted into, a LIBOR Loan pursuant to Section 2.2, 2.3 or 2.4 and shall end on (but exclude) the day that numerically corresponds to such date that is one, two, three or six months thereafter; provided, however, if any of the foregoing months has no numerically corresponding day, such period shall end on the last Business Day of such month, as the Borrower may select in its relevant notice pursuant to Section 2.2, 2.3 or 2.4; provided,  further, that:

(a)no more than five  (5) different Interest Periods may be outstanding at any one time under any Facility;

(b)if an Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a month, in which case such Interest Period shall end on the next preceding Business Day);

(c)no Interest Period may end later than the Maturity Date for the applicable Facility; and

(d)in no event shall the Borrower select Interest Periods with respect to Loans under a  Facility that, in the aggregate, would require payment of funding losses under Section 2.19 in order to make payments of regularly scheduled installments of principal thereunder or reduction of the related Commitment Amount.

“LIBO Base Rate” means, with respect to an Interest Period, a fixed annual rate (rounded upward to the next whole multiple of 1/100 of 1%) obtained by dividing (a) the rate of interest, as determined by the Administrative Agent, at which deposits in dollars for the relevant Interest Period are offered as determined by the ICE Benchmark Administration (or any successor thereto or any other readily available service selected by the Administrative Agent that has been approved by the ICE Benchmark Administration as an authorized information vendor for purposes of displaying rates) as of 11:00 a.m. (London time) on the day that is two (2) Business Days prior to the first day of such Interest Period, provided, that in the event the ICE Benchmark Administration ceases to provide such quotations (as determined by the Administrative Agent), the foregoing rate of interest shall mean any similar successor rate designated by the Administrative Agent in its reasonable discretion; by (b) a percentage equal to 1.00 minus the applicable percentage (expressed as a decimal) prescribed by the Board of Governors of the Federal Reserve System (or any successor thereto) for determining the maximum reserve requirements applicable to Eurodollar fundings (currently referred to as “Eurocurrency Liabilities” in Regulation D) or any other maximum reserve requirements applicable to a member bank of the Federal Reserve System with respect to such Eurodollar fundings.

“Loan” means a designated portion of outstanding principal indebtedness under one or more Facilities which bears interest at a rate determined by reference to a particular LIBO Rate, Base Rate, Quoted Rate or MetLife Fixed Rate, as the case may be.

“Maturity Date” means:  (a) with respect to the Revolving Term Facility, July 1, 2019;  (b) with respect to the Term A  Facility, July 1, 2016; (c) with respect to the Term B Facility, July 1, 2016; and (d) with respect to the Term C Facility, July 1, 2019.

“Note” means a Revolving Term Note, a Term A  Note, a Term B Note or a Term C Note.

“Quoted Rate” means, with respect to a Quoted Rate Period, the rate quoted by the Administrative Agent in accordance with Section 2.5(b).

“Quoted Rate Advance” means any Advance that bears interest at a rate determined by reference to a Quoted Rate.

“Quoted Rate Loan” means any Loan that bears interest at a rate determined by reference to the Quoted Rate.

“Quoted Rate Period” means, relative to any Quoted Rate Loan, the period beginning on (and including) the date on which such Quoted Rate Loan is made, or continued as, or converted into, a Quoted Rate Loan pursuant to Section 2.2, 2.3 or 2.4 and shall end on (but exclude) the day that is determined by the Administrative Agent in accordance with Section 2.5; provided, however, that:

(a)no more than five  (5) different Quoted Rate Periods may be outstanding at any one time under any Facility;

(b)the Quoted Rate Period shall begin on a Business Day and shall continue for a period of not less than one hundred eighty (180) days;

(c)if a Quoted Rate Period would otherwise end on a day that is not a Business Day, such Quoted Rate Period shall end on the next following Business Day;

(d)no Quoted Rate Period may end later than the Maturity Date for the applicable Facility; and

(e)in no event shall the Borrower select Quoted Rate Periods with respect to Loans under a  Facility that, in the aggregate, would require payment of funding losses under Section 2.19 in order to make payments of regularly scheduled installments of principal thereunder.

“Second Amendment Effective Date” means February 28, 2014.

“Term C  Advance” means an advance deemed to have been made pursuant to Section 2.1(d).

“Term C  Commitment”  means, with respect to any Lender, the amount so designated for such Lender in the Register maintained by the Administrative Agent, plus or minus any such amount assumed or assigned pursuant to any Assignment and Assumption.

“Term C Exposure” means, with respect to any Lender, the aggregate principal amount of all outstanding Term C  Advances held by such Lender.

“Term C  Facility” means the term loan facility being made available to the Borrower by the Lenders pursuant to Section 2.1(d).

“Term C  Lender” means any Lender with a Term C  Commitment.

“Term C  Note” means a promissory note of the Borrower payable to a Lender in the amount of such Lender’s Term C Commitment, in substantially the form of Exhibit K, as such promissory note may be amended, extended or otherwise modified from time to time, and including each other promissory note accepted from time to time in substitution therefor or in renewal thereof.

“Term Facility” means the Term A Facility, the Term B Facility or the Term C Facility, as the context requires.

(b) Additional Amendment to Section 1.1 of the Credit Agreement (Definitions).  Section 1.1 of the Credit Agreement is further amended by deleting therefrom the definitions of “Free Cash Flow” and “Free Cash Flow Payment”.

(c) Amendment to Section 2.1 of the Credit Agreement (Commitments as to Facilities).  Section 2.1 of the Credit Agreement is amended by adding a new subsection (d) to the end thereof to read in its entirety as follows:

“(d)Term C Facility; Conversion of Revolving Term Advances to Term C Advances.  On the Second Amendment Effective Date, each Revolving Term Lender shall be deemed to have converted a portion of the Revolving Term Loans held by such Revolving Term Lender to a Term C Advance hereunder in an amount equal to such Revolving Term Lender’s Term C Commitment Amount. The Term C Advances shall be repayable in accordance with the terms set forth herein and in the other Loan Documents with respect to the Term C Facility.  The Term C Advances shall continue to be Obligations secured by the Collateral. The Borrower acknowledges and agrees that each Term C Lender’s obligation with respect thereto is solely to convert a portion of its Revolving Term Loans into Term C Advances in accordance with this paragraph (d), that no Lender has any obligation otherwise to extend any loan or advance any funds with respect to any Term C Commitment, that the Term C Commitment is not a revolving facility, and that Term C Advances may not be reborrowed following payment thereof.”

(d) Amendment to Section 2.2 of the Credit Agreement (Procedures for Revolving Term Advances).  Section 2.2 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Section 2.2Procedures for Revolving Term Advances.

Each Revolving Term Borrowing shall be funded by the Revolving Term Lenders as Base Rate Advances, LIBOR Advances or Quoted Rate Advances, as the Borrower shall specify in the related notice of proposed Revolving Term Borrowing.  Base Rate Loans,  LIBOR Loans and Quoted Rate Loans may be outstanding at the same time.  With respect to (a) Base Rate Loans, the principal amount of any Revolving Term Borrowing shall be in an amount equal to $500,000 or a higher integral multiple of $100,000 or, if less, the amount by which the Aggregate Revolving Term Commitment Amount exceeds the Revolving Term Facility Outstanding Amount; (b) LIBOR Loans, the principal amount of any Revolving Term Borrowing shall be in an amount equal to $1,000,000 or a higher integral multiple of $500,000; and (c) Quoted Rate Loans, the principal amount of any Revolving Term Borrowing shall be in an amount equal to $1,000,000 or a higher integral multiple of $500,000.  The Borrower shall give notice to the Administrative Agent of each proposed Revolving Term Borrowing that is to bear interest initially at the Base Rate or a Quoted Rate not later than 11:00 a.m. on a Business Day which is at least one (1) Business Day prior to the proposed date of such Revolving Term Borrowing or, in the case of a Revolving Term Borrowing that is to bear interest initially at a LIBO Rate, not later than 11:00 a.m. on a Business Day which is at least three (3) Business Days prior to the proposed date of such Revolving Term Borrowing.  Each such notice shall be effective upon receipt by the Administrative Agent, shall be in writing or by telephone or telecopy transmission, to be confirmed in writing by the Borrower if so requested by the Administrative Agent (in the form of Exhibit E) and shall specify whether the Revolving Term Borrowing is to bear interest initially at the Base Rate, a LIBO Rate or a Quoted Rate, and in the case of a Revolving Term Borrowing that is to bear interest initially at a LIBO Rate or a Quoted Rate, shall specify the Interest Period or the requested Quoted Rate Period applicable thereto. Promptly upon receipt of such notice (but in no event later than the close of business on the Business Day of receipt of such notice), the Administrative Agent shall advise each Lender of the proposed Revolving Term Borrowing.  Subject to satisfaction of the conditions precedent set forth in Article III with respect to such Revolving Term Borrowing, at or before 10:00 a.m. on the date of the requested Revolving Term Borrowing, each Revolving Term Lender shall provide the Administrative Agent at the principal office of the Administrative Agent in Denver, Colorado (or such other office as the Administrative Agent may designate), with immediately available funds covering such Revolving Term Lender’s Percentage of such Revolving Term Borrowing.  The Administrative Agent shall pay over proceeds of such Revolving Term Borrowing to the Borrower, in immediately available funds, prior to the close of business on the date of the requested Revolving Term Borrowing, provided that the Administrative Agent shall have no obligation to provide funds to the Borrower in respect of a Revolving Term Lender’s Revolving Term Commitment unless such funds have been received by the Administrative Agent from such Revolving Term Lender.”

(e) Amendment to Section 2.3 of the Credit Agreement (Converting Loans to LIBOR Loans or Quoted Rate Loans; Procedures).  Section 2.3 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Section 2.3Converting Loans to LIBOR Loans or Quoted Rate Loans; Procedures.

(a)Converting Base Rate Loans and Quoted Rate Loans to LIBOR Loans.  So long as no Default or Event of Default exists and subject, in the case of a Quoted Rate Loan, to the payment of any amounts required to be paid pursuant to Section 2.19 if such conversion occurs on a date other than the last day of a Quoted Rate Period, the Borrower may convert all or any part of any outstanding Base Rate Loan or Quoted Rate Loan into a LIBOR Loan by giving notice to the Administrative Agent of such conversion not later than 11:00 a.m. on a Business Day which is at least three (3) Business Days prior to the date of the requested conversion. Each such notice shall be irrevocable, shall be effective upon receipt by the Administrative Agent, shall be in writing or by telephone or telecopy transmission, to be confirmed in writing by the Borrower if so requested by the

Administrative Agent (in the form of Exhibit F), shall specify the date and amount of such conversion, the total amount of the Loan to be so converted and the Interest Period therefor.  Each conversion of a Loan to a LIBOR Loan shall be on a Business Day.  The aggregate amount of each such conversion of any Loan shall be in an amount equal to $1,000,000 or a higher integral multiple of $500,000.

(b)Converting Base Rate Loans and LIBOR Loans to Quoted Rate Loans.  So long as no Default or Event of Default exists and subject, in the case of a LIBOR Loan, to the payment of any amounts required to be paid pursuant to Section 2.19 if such conversion occurs on a date other than the last day of an Interest Period, the Borrower may convert all or any part of any outstanding Base Rate Loan or LIBOR Loan into a Quoted Rate Loan by giving notice to the Administrative Agent of the Borrower’s request for conversion not later than 11:00 a.m. on a Business Day which is at least one (1) Business Day prior to the date of the requested conversion.  Each such request shall be in writing or by telephone or telecopy transmission, to be confirmed in writing by the Borrower if so requested by the Administrative Agent (in the form of Exhibit F), shall specify the date and amount of such conversion, the total amount of the Loan to be so converted and the requested Quoted Rate Period therefor.  Each conversion of a Loan to a Quoted Rate  Loan shall be on a Business Day.  The aggregate amount of each such conversion of any Loan shall be in an amount equal to $1,000,000 or a higher integral multiple of $500,000.”

(f) Amendment to Section 2.4 of the Credit Agreement (Procedures at End of an Interest Period or a Quoted Rate Period).  Section 2.4 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Section 2.4Procedures at End of an Interest Period or a Quoted Rate Period.

(a) Procedures at End of an Interest Period.  Unless the Borrower requests a new LIBOR Loan in accordance with the procedures set forth below, or requests and accepts a new Quoted Rate Loan in accordance with the procedures set forth in Sections 2.3(b) and 2.5(b), or pays the principal of an outstanding LIBOR Loan at the expiration of an Interest Period, each Lender shall automatically and without request of the Borrower convert each LIBOR Loan to a Base Rate Loan on the last day of the relevant Interest Period.  So long as no Default or Event of Default exists, the Borrower may cause all or any part of any outstanding LIBOR Loan to continue to bear interest at a LIBO Rate after the end of the then applicable Interest Period by notifying the Administrative Agent not later than 11:00 a.m. on a Business Day which is at least three (3) Business Days prior to the first day of the new Interest Period.  Each such notice shall be effective when received by the Administrative Agent, shall be in writing or by telephone or telecopy transmission, to be confirmed in writing by the Borrower if so requested by the Administrative Agent (in the form of Exhibit G), and shall specify the first day of the applicable Interest Period, the amount of the expiring LIBOR Loan to be continued and the new Interest Period therefor.  Each new

Interest Period shall begin on a Business Day and the amount of each Loan bearing interest at a new LIBO Rate shall be in an amount equal to $1,000,000 or a higher integral multiple of $500,000.

(b)Procedures at End of a Quoted Rate Period.  Unless the Borrower requests and accepts a new Quoted Rate Loan in accordance with the procedures set forth below and in Section 2.5(b), or requests a new LIBOR Loan in accordance with the procedures set forth in paragraph (a), or pays the principal of an outstanding Quoted Rate Loan at the expiration of a Quoted Rate Period, each Lender shall automatically and without request of the Borrower convert each Quoted Rate Loan to a Base Rate Loan on the last day of the relevant Quoted Rate Period.  So long as no Default or Event of Default exists, the Borrower may cause all or any part of any outstanding Quoted Rate Loan to continue to bear interest at a Quoted Rate after the end of the then applicable Quoted Rate Period by notifying the Administrative Agent not later than 11:00 a.m. on a Business Day which is at least one (1) Business Day prior to the first day of the new Quoted Rate Period.  Each such notice shall be effective when received by the Administrative Agent, shall be in writing (in the form of Exhibit G), and shall specify the first day of the applicable Quoted Rate Period, the amount of the expiring Quoted Rate Loan to be continued and the new Quoted Rate Period therefor.  Each new Quoted Rate Period shall begin on a Business Day and the amount of each Loan bearing interest at a new Quoted Rate shall be in an amount equal to $1,000,000 or a higher integral multiple of $500,000.”

(g) Amendment to Section 2.5 of the Credit Agreement (Setting and Notice of LIBO Rate and Quoted Rate).  Section 2.5 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Section 2.5Setting and Notice of LIBO Rate and Quoted Rate.

(a)Setting and Notice of LIBO Rate.  The applicable LIBO Rate for each Interest Period shall be determined by the Administrative Agent on the second Business Day prior to the beginning of such Interest Period, whereupon notice thereof (which may be by telephone) shall be given by the Administrative Agent to the Borrower and each other Lender Party.  Each such determination of the applicable LIBO Rate shall be conclusive and binding upon the parties hereto, in the absence of manifest error.  The Administrative Agent, upon written request of the Borrower or any Lender, shall deliver to the Borrower or such requesting Lender a statement showing the computations used by the Administrative Agent in determining the applicable LIBO Rate hereunder.

(b)Setting and Notice of Quoted Rate.  On the date on which any Quoted Rate Advance is to be made, any Base Rate Loan or LIBOR Loan is to be converted to a Quoted Rate Loan or any Quoted Rate Loan is to be continued as a new Quoted Rate Loan, the Administrative Agent, after consultation with the Lenders with Commitments under such Facility, shall notify the Borrower of the proposed Quoted Rate and Quoted Rate Period to be applicable to the requested

Quoted Rate Loan.  The Borrower may accept a proposed Quoted Rate and applicable Quoted Rate Period quoted by the Administrative Agent not later than 1:00 p.m. on the day the quote is provided.  If the Borrower does not affirmatively accept a proposed Quoted Rate and the applicable Quoted Rate Period quoted by the Administrative Agent, in writing, on or prior to such time, the Borrower’s request for a Quoted Rate Loan shall be deemed to have been a request for a Base Rate Loan to be made, converted or continued (as applicable) on that day.”

(h) Amendment to Section 2.7 of the Credit Agreement (Interest Rates Applicable to a Facility).  Section 2.7 of the Credit Agreement is amended and restated in its entirety to read in its entirety as follows:

“Section 2.7Interest Rates Applicable to a Facility.

Subject in all events to application of the Default Rate as provided in Section 2.8(e),  Loans shall bear interest in accordance with the following:

(a)Revolving Term Loans, Term A Loans and Term C Loans.  The aggregate unpaid principal amount of each Revolving Term Loan, Term A Loan and Term C Loan shall bear interest at the Base Rate, unless a LIBO Rate or a Quoted Rate shall become applicable thereto pursuant to Section 2.2, 2.3 or 2.4, in which case the aggregate unpaid principal amount of such Loan shall bear interest at the applicable LIBO Rate or Quoted Rate.

(b)Term B Loans.  The aggregate unpaid principal amount of each Term B Loan shall bear interest at the MetLife Fixed Rate applicable to each such Term B Advance.”

(i) Amendment to Section 2.8 of the Credit Agreement (Interest on Loans).  Section 2.8 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Section 2.8 Interest on Loans.

The Borrower will pay interest on the unpaid principal amount of each Loan for the period commencing on the date of this Agreement until the unpaid principal amount thereof is paid in full, in accordance with the following:

(a)Base Rate Loans.  Subject to subsection (e) below, while any outstanding principal of a Loan constitutes a Base Rate Loan, the outstanding principal balance thereof shall bear interest at an annual rate at all times equal to the Base Rate.

(b)LIBOR Loans.  Subject to subsection (e) below, while any outstanding principal of a Loan constitutes a LIBOR Loan, the outstanding principal balance thereof shall bear interest for the applicable Interest Period at an annual rate at all times equal to the LIBO Rate applicable to such LIBOR Loan.

(c)MetLife Fixed Rate Loans.  Subject to subsection (e) below, while any outstanding principal of a Loan constitutes a MetLife Fixed Rate Loan, the outstanding principal balance thereof shall bear interest at an annual rate at all times equal to the applicable MetLife Fixed Rate.

(d)Quoted Rate Loans.  Subject to subsection (e) below, while any outstanding principal of a Loan constitutes a Quoted Rate Loan, the outstanding principal balance thereof shall bear interest for the applicable Quoted Rate Period at an annual rate at all times equal to the Quoted Rate applicable to such Quoted Rate Loan.

(e)Default Rate.  From and after written notice from the Administrative Agent to the Borrower following the occurrence of an Event of Default and continuing thereafter until such Event of Default shall be remedied to the written satisfaction of the Required Lenders, the outstanding principal balance of each Loan shall bear interest, until paid in full, at an annual rate equal to the sum of 200 basis points and the higher of the interest rate otherwise in effect with respect to such outstanding principal.  In addition, any unreimbursed amounts payable under Section 2.6 and all fees, indemnification obligations and other Obligations not paid when due hereunder shall bear interest, until paid in full, at an annual rate equal to the sum of (x) the Base Rate  and (y) 200 basis points (each rate described in this subsection (e) herein, a “Default Rate”).

(f)Savings Clause.  Notwithstanding anything in this Section 2.8 to the contrary, at no time shall the Borrower be obligated or required to pay interest on any Obligation at a rate which could subject any Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which the Borrower is permitted by applicable law.  If, under the terms of this Agreement or any other Loan Document, the Borrower is at any time required or obligated to pay interest on any Obligation at a rate in excess of such maximum rate, the LIBO Rate, Base Rate, Quoted Rate, MetLife Fixed Rate or Default Rate, as the case may be, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of any interest thereon due hereunder.  All sums paid or agreed to be paid to a Lender for the use, forbearance or retention of any Obligation, shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term of the Obligation to which such payment applies until payment in full so that the rate or amount of interest on account of any such Obligation does not exceed the maximum lawful rate of interest from time to time in effect and applicable to such Obligation for so long as the Obligation is outstanding.”

(j) Amendment to Section 2.10(a) of the Credit Agreement (Promissory Notes Optional).  Section 2.10(a) of the Credit Agreement is amended and restated in its entirety to read as follows:

“(a)Promissory Notes Optional.  The Borrower’s obligation to repay the principal of and interest on the Advances made by each Lender shall be evidenced in the Register and shall, if requested by such Lender, also be evidenced:  (i) by a Revolving Term Note, duly executed and delivered by the Borrower, with blanks appropriately completed, with respect to the Revolving Term Advances made by such Lender; (ii) by a Term A  Note, duly executed and delivered by the Borrower, with blanks appropriately completed, with respect to the Term A  Advances made by such Lender; (iii) by a Term B  Note, duly executed and delivered by the Borrower, with blanks appropriately completed, with respect to the Term B  Advance made by such Lender; and (iv) by a Term C  Note, duly executed and delivered by the Borrower, with blanks appropriately completed, with respect to the Term C Loans held by such Lender.”

(k) Amendment to Section 2.10(b) of the Credit Agreement (Interest).  Section 2.10(b) of the Credit Agreement is amended and restated in its entirety to read as follows:

“(b)Interest.  The Borrower shall pay accrued but unpaid interest on each Loan on each Interest Payment Date with respect to that Loan; provided that in the case of a Base Rate Loan or a Quoted Rate Loan, the Borrower shall pay interest accrued through the last day of the calendar month immediately preceding the calendar month in which such Interest Payment Date occurs with respect to such Loan (unless such Interest Payment Date is also the last day of a Quoted Rate Period or the Maturity Date for such Loan, in which case the Borrower shall pay all accrued but unpaid interest on such Loan).”

(l) Amendment to Section 2.10(c) of the Credit Agreement (Revolving Term Facility Principal).  Section 2.10(c) of the Credit Agreement is amended and restated in its entirety to read as follows:

“(c)Revolving Term Facility Principal.  The outstanding principal amount of the Revolving Term Facility in excess of the applicable Aggregate Revolving Term Commitment Amount then in effect as of any date shall be due and payable on such date, and the entire remaining unpaid principal balance of the Revolving Term Facility and all accrued but unpaid interest thereon shall be due and payable in full on the Maturity Date of the Revolving Term Facility.”

(m) Amendment to Section 2.10(g) of the Credit Agreement (Application of Mandatory Prepayments).  Section 2.10(g) of the Credit Agreement is amended and restated in its entirety to read as follows:

“(g)Application of Mandatory Prepayments.   Except as provided in Section 7.4 hereof, all amounts received pursuant to paragraph (f) shall be applied in the following order:

(i)first, to all fees, costs and expenses then due and owing to the Administrative Agent;

(ii)second, to accrued but unpaid interest, fees and breakage costs then due and owing to the Lenders;

(iii)third,  to the outstanding principal balance of the Revolving Term Facility, with a concurrent reduction in the Aggregate Revolving Term Commitment Amount;

(iv)fourth,  to the outstanding principal balance of the Term C Facility;

(v)fifth,  to the outstanding principal balance of the Term A Facility and the Term B Facility, fifty percent of which amounts shall be applied to the Term A Facility and fifty percent to the Term B Facility, to be applied within each such Facility to the principal installments due thereunder in inverse order of their scheduled maturities; and

(vi)sixth, to any remaining Obligations, in such order as the Required Lenders may in their sole discretion designate.

Unless otherwise provided in this Agreement or the other Loan Documents, payments from the Borrower of principal within any category above shall be applied, first, to the principal of Base Rate Loans on a pro rata basis and, second, to the principal of LIBOR Loans and Quoted Rate Loans (and, among such LIBOR Loans and Quoted Rate Loans, in such order as may be determined by the Administrative Agent and the Borrower).”

(n) Additional Amendment to Section 2.10 of the Credit Agreement (Term C Facility Principal).  Section 2.10 of the Credit Agreement is amended by adding a new subsection (h) to the end thereof to read in its entirety as follows:

“(h)Term C Facility Principal.  The outstanding principal balance of the Term C Facility, together with all accrued but unpaid interest thereon, shall be paid in consecutive, quarterly installments in an amount equal to (i) $250,000 due and payable on April 1, 2014 and on each July 1, October 1, January 1 and April 1 thereafter through and including July 1, 2016, and (ii) $1,500,000 due and payable on October 1, 2016 and on each January 1, April 1, July 1 and October 1 of each year thereafter.  The entire remaining unpaid principal balance of the Term C Facility and all accrued but unpaid interest thereon shall be due and payable in full on the Maturity Date of the Term C Facility.”

(o) Amendment to Section 2.14(b) of the Credit Agreement (Prepayments).  Section 2.14(b) of the Credit Agreement is amended and restated in its entirety to read as follows:

“(b)Prepayments.  The Borrower from time to time may, upon three (3) Business Days’ notice to the Administrative Agent, voluntarily prepay the Loans in whole or in part.  In the event of either mandatory prepayment or voluntary prepayment hereunder,  (i) any prepayment of a Facility shall be applied against outstanding Loans of each Lender under that Facility pro rata according to each Lender’s Percentage of that Facility; (i) each prepayment of the Loans shall be made to the Administrative Agent not later than 2:00 p.m. on a Business Day, and funds received after that hour shall be deemed to have been received by the Administrative Agent on the next following Business Day; (iii) each partial prepayment of a LIBOR Loan, Quoted Rate Loan or MetLife Fixed Rate Loan shall be accompanied by accrued interest on such partial prepayment through the date of prepayment and additional compensation calculated in accordance with Section 2.19;  (iv) each partial prepayment of a LIBOR Loan or a Quoted Rate Loan shall be in an aggregate amount equal to the applicable minimum Loan amount specified in Section 2.3 and, after application of any such prepayment, shall not result in a LIBOR Loan or a Quoted Rate Loan, as applicable, remaining outstanding in an amount less than such minimum Loan amount; (v) each partial prepayment of Base Rate Loans shall be in an aggregate amount equal to $100,000 or a higher integral multiple of $100,000, unless (in either case) the aggregate outstanding balance of all Loans under the Facility being prepaid is less than such minimum Loan amount, in which event any such prepayment may be in such lesser amount; (vi) unless notified by the Borrower in writing to the contrary, the Administrative Agent shall apply all partial prepayments first,  to the outstanding principal balance of the Revolving Term Facility, with a concurrent reduction in the Aggregate Revolving Term Commitment Amount, second, to the outstanding principal balance of the Term C Facility and, third, to the outstanding principal balance of the Term A Facility and the Term B Facility, fifty percent of which amounts shall be applied to the Term A Facility and fifty percent to the Term B Facility, to be applied within each such Facility to the principal installments due thereunder in inverse order of their scheduled maturities, and (vii) unless notified by the Borrower in writing to the contrary, each partial prepayment of the Revolving Term Facility shall be applied to the remaining commitment reductions due thereunder in the inverse order of their maturities.    Unless otherwise provided in this Agreement or the other Loan Documents, prepayments from the Borrower of principal within any category above shall be applied, first, to the principal of Base Rate Loans on a pro rata basis and, second, to the principal of LIBOR Loans and Quoted Rate Loans on a pro rata basis (and, among such LIBOR Loans and Quoted Rate Loans, in such order as may be determined by the Administrative Agent and the Borrower).”

(p) Amendment to Section 2.19 of the Credit Agreement (Loan Losses).  Section 2.19 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Section 2.19Loan Losses.

The Borrower hereby agrees that upon demand by any Lender (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed) the Borrower will indemnify such Lender against any loss or expense which such Lender may have sustained or incurred (including but not limited to any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain LIBOR Loans) or which such Lender may be deemed to have sustained or incurred, as reasonably determined by such Lender, (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with any LIBOR Loans or Quoted Rate Loans, (b) due to any failure of the Borrower to borrow or convert any LIBOR Loans or Quoted Rate Loans on a date specified therefor in a notice thereof, (c) due to any payment or prepayment of (i) any LIBOR Loan on a date other than the last day of the applicable Interest Period therefor or (ii) of any Quoted Rate Loan on a date other than the last day of the applicable Quoted Rate Period therefor, or (d) due to any payment or prepayment of a MetLife Fixed Rate Loan on a date other than on the Maturity Date of the Term B Facility, except as expressly provided in Section 2.10(e); provided, however, that amounts due in connection with prepayment of a MetLife Fixed Rate Loan are set forth and described in, and shall be payable in accordance with, the MetLife Make-Whole Agreement.  For this purpose, all notices under Sections 2.2, 2.3, and 2.4 shall be deemed to be irrevocable.”

(q) Amendment to Section 5.10 of the Credit Agreement (Minimum Debt Service Coverage Ratio).  Section 5.10 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Section 5.10Minimum Debt Service Coverage Ratio.

The Borrower will maintain its Debt Service Coverage Ratio as of the last day of each fiscal year of the Borrower, commencing December 31, 2015, at not less than 1.25 to 1.00.”

(r) Amendment to Section 5.11 of the Credit Agreement (Minimum Net Worth).  Section 5.11 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Section 5.11Minimum Net Worth.

The Borrower will maintain its Net Worth at all times in an amount not less than $100,000,000, plus an amount equal to 25% of the Net Income of the Borrower for each fiscal year ending on or after December 31, 2014 (excluding any fiscal year in which Net Income is negative).”

(s) Amendment to Section 5.12 of the Credit Agreement (Minimum Working Capital).  Section 5.12 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Section 5.12Minimum Working Capital.

The Borrower will maintain its Working Capital as of each Covenant Compliance Date at not less than $15,000,000.”

(t) Amendment to Section 6.4 of the Credit Agreement (Investments).  Section 6.4 of the Credit Agreement is amended by amending and restating subsection (d) thereof to read in its entirety as follows:

“(d)[Intentionally omitted.]”

(u) Amendment to Section 6.5 of the Credit Agreement (Restricted Payments).  Section 6.5 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Section 6.5Restricted Payments.

The Borrower will not declare or make any Restricted Payments, except that the foregoing shall not prohibit the Borrower from declaring or paying any dividend on account of the Borrower’s Capital Stock, so long as (a) no Default or Event of Default has occurred and is continuing or would exist after giving pro forma effect to such dividend, (b) such dividend is not made until after the Administrative Agent has received the financial statements and certificate of chief financial officer of the Borrower pursuant to Section 5.1(b) hereof with respect to the fiscal quarter immediately preceding the fiscal quarter in which such dividend is paid, and (c) if the amount of such dividend exceeds forty percent of the pre-tax net income of the Borrower for such immediately preceding fiscal quarter, the Working Capital of the Borrower as of the last day of such immediately preceding fiscal quarter, after giving pro forma effect to such dividend, is equal to or greater than $20,000,000.”

(v) Amendment to Section 6.13 of the Credit Agreement (Capital Expenditures).  Section 6.13 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Section 6.13[Intentionally omitted.]”

(w) Amendment to Section 7.1 of the Credit Agreement (Events of Default).  Section 7.1 of the Credit Agreement is amended by amending and restating subsection (c) thereof to read in its entirety as follows:

“(c) Default in the performance, or breach, of any covenant or agreement of the Borrower under Section 5.1,  Section 5.6, Section 5.7, Section 5.13 or Article VI of this Agreement.”

(x) Amendment to Section 9.3(b) of the Credit Agreement (Assignments by Lenders).  Section 9.3(b) of the Credit Agreement is amended by amending and restating subsection (i) thereof to read in its entirety as follows:

“(i)Minimum Amounts.

(A)In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments and the Loans at the time owing to it under one or more Facilities or in the case of an assignment to a Lender, no minimum amount need be assigned.

(B)In any case not described in Section 9.3(b)(i)(A), the aggregate amount of the Commitment to be assigned (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the outstanding principal balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if a “Trade Date” is specified in the Assignment and Assumption, as of such Trade Date) shall not be less than $5,000,000 or such lesser amount as approved by the Administrative Agent in its sole discretion.”

(y) Amendment to Exhibits to the Credit Agreement.  Exhibits D, E, F and G to the Credit Agreement are hereby deleted and replaced in their entirety with Exhibits D, E, F and G to this Amendment. The Credit Agreement is further amended by adding a new Exhibit K to the Credit Agreement in the form of Exhibit K to this Amendment.

(z) Reference to Chief Financial Officer.  The Credit Agreement, including without limitation each exhibit thereto, is amended by (i) deleting each reference to “chief financial officer of the Borrower” and inserting “chief financial officer, treasurer or other similar officer of the Borrower” in substitution therefor, and (ii) deleting each reference to “the Borrower’s chief financial officer” and inserting “the Borrower’s chief financial officer, treasurer or other similar officer” in substitution therefor.

Section 3. References.  All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby, and any and all references in any other Loan Document to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

Section 4. Replacement Revolving Term Notes. Concurrent with the execution of this Amendment, the Borrower shall execute and deliver to the Administrative Agent its promissory notes (the “Replacement Revolving Term Notes”) in the form of Exhibit A to the Credit Agreement, dated the date hereof, payable to the order of each Revolving Term Lender in an amount equal to that Lender’s Revolving Term Commitment, after giving effect to the amendments set forth in Section 2 above. The Revolving Term Lenders shall accept the Replacement Revolving Term Notes in substitution for, but not in payment of, the Revolving Term Notes (as defined prior to giving effect to this Amendment). Each reference in the Credit Agreement to the “Revolving Term Notes” shall hereafter be deemed to be a reference to the Replacement Revolving Term Notes.

Section 5. No Other Changes.  Except as expressly set forth herein, all terms of the Credit Agreement and each of the other Loan Documents remain in full force and effect.

Section 6. Representations and Warranties.   The Borrower hereby represents and warrants to the Administrative Agent and the other Lender Parties as follows:

(a) The Borrower has all requisite power and authority to execute and deliver this Amendment and to perform its obligations under this Amendment, the Credit Agreement as amended hereby and the other Loan Documents to which the Borrower is a party.  This Amendment has been duly and validly executed and delivered to the Administrative Agent by the Borrower, and this Amendment, the Credit Agreement as amended hereby and the other Loan Documents to which the Borrower is a party constitute the Borrower’s legal, valid and binding obligations, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by any applicable bankruptcy, insolvency or similar laws now or hereafter in effect affecting creditors’ rights generally and by general principles of equity.

(b) The execution and delivery of this Amendment and the performance by the Borrower of this Amendment, the Credit Agreement as amended hereby and the other Loan Documents to which the Borrower is a party have been duly authorized by all necessary limited liability company or other action and do not and will not (i) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof, (ii) violate the Borrower’s Organizational Documents or any provision of any law, rule, regulation or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or of the Organizational Documents of the Borrower, or (iii) result in a breach of, or constitute a default under, any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which the Borrower or its properties may be bound or affected.

(c) All of the representations and warranties contained in the Loan Documents, including without limitation the representations and warranties in Article IV of the Credit Agreement, are correct in all material respects on and as of the date hereof as though made on and as of such date after giving effect to this Amendment, except to the extent that such representations and warranties relate solely to an earlier date, and in such case, such representations and warranties shall be true and correct in all material respects as of such date; provided that any representation or warranty that is qualified by materiality or “Material Adverse Effect” shall be true and correct in all respects, as though made on and as of the applicable date.

(d) No event has occurred and is continuing, or would result from the execution and delivery of this Amendment or the other documents contemplated hereunder to which the Borrower is a party, which constitutes a Default or an Event of Default.

Section 7. Effectiveness.   The amendments set forth in Section 2 above shall be effective only if the Administrative Agent has received, on or before the date of this Amendment (or such later date as the Administrative Agent may agree in writing), each of the following, each in form and substance acceptable to the Administrative Agent in its sole discretion:

(a) this Amendment, duly executed by the Borrower, together with the written concurrence of each Lender;

(b) the Acknowledgment and Agreement set forth below, duly executed by GPRE;

(c) the Replacement Revolving Term Notes, duly executed by the Borrower;

(d) a Term C Note in favor of each Term C Lender, duly executed by the Borrower;

(e) a certificate of the secretary or other appropriate officer of the Borrower  (i) certifying that the execution and delivery of this Amendment and the performance by the Borrower under this Amendment and the Credit Agreement as amended hereby have been duly approved by all necessary action of the Governing Board of the Borrower, and attaching true, correct and complete copies of the applicable resolutions granting such approval; (ii) certifying that the Organizational Documents of the Borrower, which were certified and delivered to Administrative Agent pursuant to that Certificate of Secretary of the Borrower dated February 9, 2012, continue in full force and effect and have not been amended or otherwise modified except as set forth in the certificate to be delivered as of the date hereof; and (iii) certifying that the officers and agents of the Borrower who have been certified to Administrative Agent pursuant to the Certificate of Secretary given by the Borrower on February 9, 2012 as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of the Borrower;

(f) a certificate of good standing for the Borrower from the Secretary of State (or the appropriate official) of the state of Delaware, dated not more than 30 days prior to the date hereof;

(g) a signed opinion of counsel for the Borrower and GPRE addressed to the Administrative Agent, on behalf of the Lenders, with respect to the matters contemplated by this Amendment, the Credit Agreement as amended hereby, and the other documents delivered in connection herewith;

(h) payment in immediately available funds of a fully earned, non-refundable fee equal to $25,000, which fee shall be shared among the Revolving Term Lenders pro rata in accordance with their respective Percentages of the Revolving Term Facility; and

(i) to the extent invoiced on or prior to the date hereof, payment in immediately available funds of all fees and expenses due and payable pursuant to Section 10 hereof.

Section 8. No Waiver.   The execution of this Amendment and any documents, agreements and certificates contemplated hereunder shall not be deemed to be a waiver of any Default or Event of Default or any other breach, default or event of default under any Loan Document, whether or not known to the Administrative Agent or any other Lender Party and whether or not existing on the date of this Amendment.

Section 9. Release of Administrative Agent and other Lender Parties.   The Borrower, by its signature to this Amendment, hereby absolutely and unconditionally releases and forever discharges the Administrative Agent and the other Lender Parties, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has or claims to have, or may at any time have or claim to have, against any such Person for or by reason of any act, omission, matter, cause or thing whatsoever arising on or before the date of this Amendment in any way relating to or arising out of the Loan Documents or any action taken or omitted under the Loan

Documents, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

Section 10. Costs and Expenses.   Without limiting Section 9.6 of the Credit Agreement, the Borrower shall pay or reimburse the Administrative Agent on demand for all out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the negotiation, preparation, execution, delivery and administration of this Amendment and the other documents, agreements, amendments and certificates contemplated hereunder (whether or not the transactions contemplated hereby or thereby shall be consummated).

Section 11. Miscellaneous.  This Amendment shall be governed by, and construed in accordance with, the law of the State of Colorado (other than its conflicts of laws rules).  This Amendment, together with the Credit Agreement as amended hereby and the other Loan Documents, comprise the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to such subject matter, superseding all prior oral or written understandings.  Any provision of this Amendment that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Delivery of an executed counterpart to this Amendment by facsimile or by e-mail transmission of a PDF or similar copy shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart by facsimile or by e-mail transmission shall also deliver an original executed counterpart, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability or binding effect of this Amendment.

Signature pages follow.

In Witness Whereof, the undersigned have executed this Amendment as of the day and year first above written.

GREEN PLAINS HOLDINGS II LLC By: /s/ Patrich Simpkins Name: Patrich Simpkins Title: EVP – Finance and Treasurer
COBANK, ACB, as Administrative Agent By: /s/ Doug Jones Name: Doug Jones Title: Vice President

Signature Page to Second Amendment to Amended and Restated Credit Agreement

ACKNOWLEDGMENT AND AGREEMENT

Green Plains Renewable Energy, Inc. (“GPRE”) is a party to the Amended and Restated Support and Subordination Agreement (the “Support and Subordination Agreement”) dated February 9, 2012 among GPRE, Green Plains Holdings II LLC (the “Borrower”) and CoBank, ACB, as Administrative Agent under the Amended and Restated Credit Agreement dated February 9, 2012 among the Borrower, the lenders from time to time party thereto and the Administrative Agent (as amended by a First Amendment to Amended and Restated Credit Agreement dated October 16, 2012 and the foregoing Second Amendment to Amended and Restated Credit Agreement of even date herewith (the “Amendment”), and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). As used herein, capitalized terms defined in the Credit Agreement and not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

GPRE hereby (i) acknowledges receipt of the Amendment; (ii) consents to the terms and execution thereof; (iii) reaffirms all obligations to the Administrative Agent and the other Lender Parties pursuant to the terms of the Support and Subordination Agreement and each other Loan Document to which GPRE is a party; (iv) acknowledges that the Loan Documents may be amended, restated, supplemented or otherwise modified from time to time without notifying or obtaining the consent of GPRE and without impairing the liability of the undersigned under any Loan Documents to which it is a party; and (v) absolutely and unconditionally releases and forever discharges the Administrative Agent and the other Lender Parties, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which GPRE has or claims to have, or may at any time have or claim to have, against any such Person for or by reason of any act, omission, matter, cause or thing whatsoever arising on or before the date hereof in any way relating to or arising out of the Loan Documents or any action taken or omitted under the Loan Documents, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

February 28, 2014

GREEN PLAINS RENEWABLE ENERGY, INC.

By: /s/ Patrich Simpkins
Name: Patrich Simpkins
Title:  EVP – Finance and Treasurer

Signature Page to Acknowledgment and Agreement to

Second Amendment to Amended and Restated Credit Agreement

Exhibit D

Aggregate Commitment Amounts

I.	Aggregate Revolving Term Commitment Amount
Applicable Period	Aggregate Revolving Term Commitment Amount
Closing Date to and including March 31, 2012	$51,066,000.00
April 1, 2012 to and including September 30, 2012	$48,386,000.00
October 1, 2012 to and including March 31, 2013	$45,706,000.00
April 1, 2013 to and including September 30, 2013	$43,026,000.00
October 1, 2013 to but excluding the Second Amendment Effective Date	$40,346,000.00
Second Amendment Effective Date to but excluding the Revolving Term Commitment Termination Date	$20,000,000.00
Revolving Term Commitment Termination Date and thereafter	$0

II.Aggregate Term A Commitment Amount$13,013,902.81

III.Aggregate Term B Commitment Amount$13,400,000.00

IV.Aggregate Term C Commitment Amount$20,346,000.00

Ex. D

Exhibit E

Revolving Term Facility Borrowing Request

[_______________, _____]

To:CoBank, ACB, as Administrative Agent

5500 South Quebec Street

Greenwood Village, CO 80111

Attention:  Syndications

We refer to that certain Amended and Restated Credit Agreement dated as of February 9, 2012 (as amended, restated, supplemented or otherwise modified to date, the “Credit Agreement”) by and among GREEN PLAINS HOLDINGS II LLC, certain Lenders from time to time party thereto and CoBank, ACB, as Administrative Agent for the Lenders.  As used herein, capitalized terms defined in the Credit Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to Section 2.2 of the Credit Agreement, we hereby request or confirm our request for a Borrowing under the Revolving Term Facility on the date, of the type(s) and in the amount(s) specified in Annex I attached hereto and request or confirm our request that each Lender make Revolving Term Advance(s) in such Lender’s Percentage of the requested Borrowing (the “Requested Advances”).

To induce the Lenders to make the Requested Advances, we hereby represent and warrant to the Lenders that:

(a)As of the date hereof and before giving effect to the Requested Advances, the Revolving Term Facility Outstanding Amount was [$____________________].  After giving effect to the Requested Advances, the Revolving Term Facility Outstanding Amount will be [$__________________].

(b)No Default or Event of Default exists, or will result from the making of the Requested Advances.

(c)The conditions precedent set forth in Section 3.2 of the Credit Agreement are fully satisfied as of the date of the Requested Advances.

GREEN PLAINS HOLDINGS II LLC By: ________________________________ Name: ___________________________ Title: ___________________________

Ex. E

ANNEX I

to Revolving Term Facility Borrowing Request

dated [_______________, ____]

Amount of Borrowing Request	Type of Advance (Base Rate Advance, Quoted Rate Advance or LIBOR Advance)	Date of Borrowing	Interest Period (LIBOR Advance) or Quoted Rate Period (Quoted Rate Advance)	Expiry Date of Interest Period (LIBOR Advance) or Quoted Rate Period (Quoted Rate Advance)	LIBO Rate or Quoted Rate (if applicable)*

* [To be completed by Administrative Agent]

Ex. E

Exhibit F

Notice of Conversion to LIBO Rate or Quoted Rate

[_______________, _____]

To:CoBank, ACB, as Administrative Agent

5500 South Quebec Street

Greenwood Village, CO 80111

Attention:  Syndications

We refer to that certain Amended and Restated Credit Agreement dated as of February 9, 2012 (as amended, restated, supplemented or otherwise modified to date, the “Credit Agreement”) by and among GREEN PLAINS HOLDINGS II LLC, certain Lenders from time to time party thereto and CoBank, ACB, as Administrative Agent for the Lenders.  As used herein, capitalized terms defined in the Credit Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to Section 2.3 of the Credit Agreement, we hereby request or confirm our request that Loans in the aggregate amount(s) specified in Annex I attached hereto be converted into LIBOR Loans or Quoted Rate Loans (the “Requested Conversion(s)”) on the date(s) and for the Interest Period(s) or Quoted Rate Period(s) specified in Annex I attached hereto and that each Lender make such conversion(s) in such Lender’s Percentage of the Requested Conversion(s).

To induce the Lenders to make the Requested Conversion(s), we hereby represent and warrant to the Lenders that no Default or Event of Default exists or will result from the making of any Requested Conversion(s).

GREEN PLAINS HOLDINGS II LLC By: ________________________________ Name: ___________________________ Title: ___________________________

Ex. F

ANNEX I

to Notice of Conversion to LIBO Rate or Quoted Rate
dated [_________, _____]

Request to Convert into LIBOR Loans

Facility under which Loans to be Converted are Outstanding	Type of Loan to be Converted	Amount to be Converted	Date of Conversion	Interest Period	Expiry Date of Interest Period	LIBO Rate*

Request to Convert into Quoted Rate Loans

Facility under which Loans to be Converted are Outstanding	Type of Loan to be Converted	Amount to be Converted	Date of Conversion	Quoted Rate Period	Expiry Date of Quoted Rate Period	Quoted Rate*

* [To be completed by Administrative Agent]

Ex. G

Exhibit G

Notice of Rollover of LIBO Rate or Quoted Rate

[_______________, _____]

To:CoBank, ACB, as Administrative Agent

5500 South Quebec Street

Greenwood Village, CO 80111

Attention:  Syndications

We refer to that certain Amended and Restated Credit Agreement dated as of February 9, 2012 (as amended, restated, supplemented or otherwise modified to date, the “Credit Agreement”) by and among GREEN PLAINS HOLDINGS II LLC, certain Lenders from time to time party thereto and CoBank, ACB, as Administrative Agent for the Lenders.  As used herein, capitalized terms defined in the Credit Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to Section 2.4 of the Credit Agreement, we hereby request or confirm our request that LIBOR Loans or Quoted Rate Loans in the aggregate amount(s) specified in Annex I attached hereto be renewed (the “Requested Renewal(s)”) on the date(s) and for the Interest Period(s) or Quoted Rate Period(s) specified in Annex I attached hereto and that each Lender make such renewal(s) in such Lender’s Percentage of the Requested Renewal(s).

To induce the Lenders to make the Requested Renewal(s), we hereby represent and warrant to the Lenders that no Default or Event of Default exists or will result from the making of any such Requested Renewal(s).

GREEN PLAINS HOLDINGS II LLC By: ________________________________ Name: ___________________________ Title: ___________________________

Ex. G

ANNEX I

to Notice of Rollover of LIBO Rate or Quoted Rate

dated _________, _____

Request to ROLLOVER LIBOR Loans

Facility under which Loans to be Renewed are Outstanding	Amount to be Renewed	Expiry Date of Current Interest Period	New Interest Period	Expiry Date of New Interest Period	New LIBO Rate*

Request to ROLLOVER Quoted Rate Loans

Facility under which Loans to be Renewed are Outstanding	Amount to be Renewed	Expiry Date of Current Quoted Rate Period	New Quoted Rate Period	Expiry Date of New Quoted Rate Period	New Quoted Rate*

* [To be completed by Administrative Agent]

Ex. G

Exhibit K

Term C Note

$__________________________, ___________

__________ __, 20__

For value received, GREEN PLAINS HOLDINGS II LLC, a Delaware limited liability company(the “Borrower”), hereby promises to pay to the order of [________________, a ______________________] (the “Lender”), at such place as the Administrative Agent under the Credit Agreement defined below may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of [_____________________ Dollars ($_________)], together with interest on the unpaid principal balance hereof outstanding from time to time at such interest rates and payable at such times as specified in that certain Amended and Restated Credit Agreement dated February 9, 2012 by and among the Borrower, the Lender, certain other Lenders from time to time party thereto and CoBank, ACB, as Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

This Note is a Term C Note as defined in the Credit Agreement, and is issued subject, and pursuant, to the Credit Agreement, which among other things, provides for the amount and date of payments of principal and interest required hereunder, acceleration of the maturity hereof upon the occurrence of an Event of Default (as defined in the Credit Agreement), and prepayment hereof upon the occurrence of certain events.

The Borrower shall pay all costs of collection, including reasonable attorneys’ fees and legal expenses, if this Note is not paid when due, whether or not legal proceedings are commenced.

Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

GREEN PLAINS HOLDINGS II LLC By: _________________________________ Name: ___________________________ Title: ____________________________

Ex. G